Exhibit  (j)
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-80845 of LSA Variable Series Trust on Form N-1A under the Securities Act of 1933, of our report dated February 9, 2000, relating to the LSA Variable Series Trust, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 19, 2000